NEWS RELEASE
FOR RELEASE ON OR AFTER: February 4, 2011
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
John M. Perino Vice President, Investor Relations 608-361-7501

Regal Beloit and A. O. Smith Receive Request for More Information
from U.S. Department Of Justice Regarding Sale of Motor Division

February 4, 2011 (Beloit, WI):  Regal Beloit Corporation (NYSE: RBC)  and A. O. Smith Corporation (NYSE:AOS) announced today they each have received a request for additional information and documentary material, commonly referred to as a “second request,” from the United States Department of Justice regarding the sale of A. O. Smith’s Electrical Products Company to Regal Beloit.

The requests are part of the regulatory process under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (HSR Act) and will extend the waiting period under the HSR Act until 30 days after both companies have substantially complied with the requests.  The requests may be subject to modifications suggested by the companies provided the United States Department of Justice agrees to the modifications.  Regal Beloit and A. O. Smith are in the process of gathering information to respond to the requests and are working cooperatively with the United States Department of Justice as it reviews the proposed transaction.

A. O. Smith and Regal Beloit entered into the definitive agreement to sell Electrical Products for $875 million on Dec. 12, 2010.  Subject to regulatory approvals, the two companies plan to close the sale during the first half of 2011.

CAUTIONARY STATEMENT

Certain statements made in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on management’s expectations, beliefs, current assumptions and projections.  When used in this press release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or similar words are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  Those factors include, but are not limited to:

•
economic changes in global markets where we do business, such as reduced demand for the products we sell, weakness in the housing and commercial real estate markets, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control;

•	fluctuations in commodity prices and raw material costs;
•	cyclical downturns affecting the global market for capital goods;
•	our ability to timely and successfully consummate the acquisition of the electrical products business of A.O. Smith ("EPC"), including the ability to satisfy all of the conditions precedent to consummation of the transaction;
•	our ability to timely and successfully realize the potential synergies of the EPC transaction;
•
unexpected issues, costs or liabilities arising from the acquisition and integration of EPC and other acquired companies and businesses, or the effects of purchase accounting that may be different than expected;

•	marketplace acceptance of new and existing products including the loss of, or a decline in business from, any significant customers;
•	the impact of capital market transactions that we may effect;
•	the availability and effectiveness of our information technology systems;
•	unanticipated costs associated with litigation, product warranty or product liability matters;
•	the effects of increased international and domestic competition on sales of our energy efficient products;
•	actions taken by our competitors, including new product introductions or technological advances, and other events affecting our industry and competitors;
•	difficulties in staffing and managing foreign operations;
•
other domestic and international economic and political factors unrelated to our performance, such as the current substantial weakness in economic and business conditions and the stock markets as a whole; and

•	other risks and uncertainties described from time to time in our reports filed with the U.S. Securities and Exchange Commission, or SEC, which are incorporated by reference.

Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.  Additional information regarding these and other risks and factors is included in Item 1A - Risk Factors in our Annual Report on Form 10-K filed with the SEC on March 2, 2010.

Regal Beloit Corporation is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world.  Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States, Canada, Mexico, Europe and Asia.  Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

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Corporate Offices
200 State Street ● Beloit, WI 53511-6254
608-364-8808 ● Fax: 608-364-8818
Website: www.regalbeloit.com